Exhibit 23.01


         Consent of Ernst & Young LLP, Independent Auditors



     We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 5, 1996, in the Registration Statement (Form S-1) and related Prospectus of Canmax Inc. for the registration of 364,670 shares of its common stock.


                                        /s/  Ernst & Young LLP

                                        ERNST & YOUNG LLP



     Dallas, Texas
     September 10, 1996